FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”), dated March 29th, 2007, is entered into by and between WELLS GARDNER ELECTRONICS CORPORATION, an Illinois corporation (“Wells Gardner”) and AMERICAN GAMING & ELECTRONICS, INC., a Nevada corporation (“American”), Wells Gardner and American, each a Borrower are hereinafter, unless referenced individually, collectively referred to as (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.

RECITALS

The Borrower and the Lender are parties to a Credit and Security Agreement dated August 21, 2006 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Terms used in this Amendment, which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.	The Credit Agreement is hereby amended and modified as follows:

(a) Section 1.1 Definitions shall be amended to read as follows:

Subsection (i) of the definition of “Eligible Accounts” shall be amended to read as follows:

(i) (A) That portion of Accounts unpaid ninety (90) days or more after the invoice date, or (B) with respect to Accounts due more than thirty (30) days, but not more than one hundred twenty (120) days, after their invoice date, that portion of such Accounts which is unpaid more than sixty (60) days past the stated due date, but not to exceed 120 days from invoice date.

Subsection (xi) of the definition of “Eligible Foreign Accounts” shall be amended to read as follows:

(xi) Subject to Lender’s and the insurance underwriter’s approval, that portion of Accounts owed by any one account debtor that would permit Revolving Advances supported by such account debtor’s Accounts to exceed $500,000 at any one time with respect to all, excluding Aristocrat Leisure Industries PTY.LTD (limitation of $1,200,000 shall apply) and Recreativos Franco S.A. (limitation of $700,000 shall apply) and Globexpsa (limitation of $600,000) shall apply), except as otherwise provided in (b)(ii) of the definition of “Borrowing Base”;

3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) Such other matters as the Lender may require.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION By _/s/ Brian T. Sprink____________________ Brian T. Sprink Its: Vice President	WELLS GARDNER ELECTRONICS CORPORATION By _/s/ James F. Brace______________ James F. Brace Its: VP, Secretary, Treasurer and CFO
AMERICAN GAMING & ELECTRONICS, INC. By _/s/ James F. Brace______________ James F. Brace Its: VP and CFO